Exhibit 99.1

News RELEASE

Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – Director of Finance
investors@pfholdingscorp.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

ProFrac Holding Corp. Reports Second Quarter 2024 Results

WILLOW PARK, TX – August 8, 2024 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its second quarter ended June 30, 2024.

Second Quarter 2024 Results

•	Total revenue was $579.4 million compared to first quarter revenue of $581.5 million

•	Net loss was $65.6 million compared to net income of $3.0 million in the first quarter

•	Adjusted EBITDA(1) was $135.6 million compared to $159.7 million in the first quarter

•	Net cash provided by operating activities grew approximately 43% sequentially over the first quarter to $113.5 million

•	Capital expenditures totaled $61.9 million

•	Free cash flow(2) grew 187% sequentially to $74.0 million

Matt Wilks, ProFrac’s Executive Chairman, stated, “Overall, the market for our services has been challenged as operators have reduced drilling and completion activity, particularly in natural gas regions. This market softness in the second quarter led to sequentially lower results in the quarter.

“However, despite these challenges, we are proud to report that our team achieved records for average pump hours per fleet and efficiencies during the second quarter, while concurrently upgrading our fleet with additional electric and Tier 4 dual fuel systems. Today, we continue to field new inbound requests for additional deployments with the highest demand being for electric and Tier 4 dual fuel or DGB technologies. Strengthened by our vertical integration, we continue to build scale and position ProFrac to deliver long-term value for our stakeholders,” concluded Mr. Wilks.

Outlook

In the Stimulation Services segment, the Company anticipates pricing will remain steady. Because of our superior cost structure and operating leverage, we continue to see opportunities to further improve profitability per fleet. We also continue to field new inbound requests for additional integrated fleet deployments with the highest demand for electric and Tier 4 dual fuel or DGB technologies. Today, 70% of our active fleets include e-fleet or natural gas-capable equipment.

In the Proppant Production segment, the Company currently anticipates that total volumes and pricing will continue to decline followed by a gradual recovery. However, the Company expects that the reduction in profitability will be partially offset by operating cost reductions and the idling of one underperforming mine in the Haynesville region.

Business Segment Information

The Stimulation Services segment generated revenues of $505.6 million in the second quarter, which resulted in $107.3 million of Adjusted EBITDA.

The Proppant Production segment generated revenues of $69.5 million in the second quarter, which resulted in $25.7 million of Adjusted EBITDA. Approximately 23% of the Proppant Production segment’s revenue was intercompany. Additionally, the segment recognized a goodwill impairment of $67.7 million related to the Company’s Haynesville Proppant reporting unit, which does not impact Adjusted EBITDA.

The Manufacturing segment generated revenues of $55.9 million in the second quarter, which resulted in $0.1 million of Adjusted EBITDA. Approximately 74% of the Manufacturing segment’s revenue was intercompany.

Our Other Business Activities generated revenues of $47.6 million in the second quarter, which resulted in $4.4 million of Adjusted EBITDA. The Other Business Activities solely relate to the results of Flotek.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $61.9 million in the second quarter, approximately flat from the prior quarter.

For the full year 2024, the Company expects to incur capital expenditures closer to the lower end of previously provided guidance. Maintenance-related capital expenditures are expected to be approximately $150 million to $200 million, while growth-related capital expenditures across all segments are expected to total approximately $100 million in 2024. The Company continues to monitor market conditions, industry dynamics and customer demand to appropriately align spending levels and growth initiative timelines. Currently, growth capital expenditures for 2024 are expected to be primarily related to frac fleet upgrades, investments in next generation technologies, and sand mine improvements.

Balance Sheet and Liquidity

Total debt outstanding as of June 30, 2024 and March 31, 2024 was $1.20 billion and $1.05 billion, respectively. Net debt(3) outstanding as of June 30, 2024 was $1.21 billion, an increase of approximately $153.6 million from the first quarter, related to the June issuance of $120 million of senior secured floating rate notes due June 2029, which was used to fund the Company’s acquisition of AST.

Total cash and cash equivalents as of June 30, 2024 was $24.0 million, of which $4.8 million was related to Flotek and not accessible by the Company.

As of June 30, 2024 the Company had $161.2 million of liquidity, including approximately $19.2 million in cash and cash equivalents, excluding Flotek, and $142.0 million of availability under its asset-based credit facility.

Footnotes

(1)	Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.
(2)	Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.
(3)	Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, August 8, 2024 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 862-298-0702 and ask for the ProFrac Holding Corp. call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://ir.pfholdingscorp.com/news-events/ir-calendar. A telephonic replay of the conference call will be available through August 15, 2024 and may be accessed by calling 201-612-7415 and using passcode 13748137#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated and innovation-driven energy services holding company providing hydraulic fracturing, proppant production, related completion services and complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. The Company operates through three business segments: stimulation services, proppant production and manufacturing. For more information, please visit ProFrac’s website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; the Company’s expectations about the contributions of AST; the Company’s expectations about price fluctuations, and macroeconomic conditions impacting the industry; competitive conditions in the industry; the Company’s ability to increase the utilization of its mining assets and lower our mining costs per ton; success of the Company’s ongoing strategic initiatives; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2024 financial and operational results; the Company’s ability to earn its targeted rates of return; pricing of the Company’s services in light of the prevailing market conditions; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity and debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; expectations regarding pricing per ton range; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2024 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2024. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss) or net cash from operating activities, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA and Free Cash Flow are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We view Adjusted EBITDA and Free Cash Flow as important indicators of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) loss or gain on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges, goodwill impairments, gains on insurance recoveries, and impairments of long-lived assets.  We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

We believe that our presentation of Adjusted EBITDA and Free Cash Flow will provide useful information to investors in assessing our financial condition and results of operations.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets (unaudited)

	June 30	December 31
(In millions)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$24.0	$25.3
Accounts receivable, net	378.8	346.1
Accounts receivable — related party, net	11.6	6.8
Inventories	258.8	236.6
Prepaid expenses and other current assets	30.7	23.3
Total current assets	703.9	638.1
Property, plant, and equipment, net	1,866.7	1,779.0
Operating lease right-of-use assets, net	103.2	87.2
Goodwill	300.8	325.9
Intangible assets, net	160.4	173.5
Investments	7.5	28.9
Deferred tax assets	0.1	0.3
Other assets	20.9	37.8
Total assets	$3,163.5	$3,070.7

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$334.5	$319.0
Accounts payable — related party	16.7	21.9
Accrued expenses	94.2	65.6
Current portion of long-term debt	174.4	126.4
Current portion of operating lease liabilities	14.5	24.5
Other current liabilities	55.9	84.1
Other current liabilities — related party	9.7	7.4
Total current liabilities	699.9	648.9
Long-term debt	1,008.9	923.5
Long-term debt — related party	15.8	18.6
Operating lease liabilities	94.2	67.8
Tax receivable agreement liability	64.8	68.1
Other liabilities	7.8	15.2
Total liabilities	1,891.4	1,742.1

Mezzanine equity:
Series A preferred stock	61.1	58.7

Stockholders' equity:
Preferred stock	—	—
Class A common stock	1.5	1.5
Additional paid-in capital	1,228.6	1,225.4
Accumulated deficit	(83.3)	(16.0)
Accumulated other comprehensive income	0.2	0.3
Total stockholders' equity attributable to ProFrac Holding Corp.	1,147.0	1,211.2
Noncontrolling interests	64.0	58.7
Total stockholders' equity	1,211.0	1,269.9
Total liabilities, mezzanine equity, and stockholders' equity	$3,163.5	$3,070.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations (unaudited)

	Three Months Ended				Six Months Ended
	June 30	March 31	June 30	March 31	June 30	June 30
(In millions)	2024	2024	2023	2023	2024	2023
Total revenues	$579.4	$581.5	$709.2	$857.5	$1,160.9	$1,566.7

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	393.1	373.7	474.6	554.0	766.8	1,028.6
Selling, general, and administrative	54.1	50.6	63.5	69.8	104.7	133.3
Depreciation, depletion and amortization	103.4	112.8	108.9	110.3	216.2	219.2
Acquisition and integration costs	2.9	0.2	5.2	12.3	3.1	17.5
Goodwill impairment	67.7	—	—	—	67.7	—
Other operating expense, net	7.4	4.3	3.3	4.4	11.7	7.7
Total operating costs and expenses	628.6	541.6	655.5	750.8	1,170.2	1,406.3

Operating income (loss)	(49.2)	39.9	53.7	106.7	(9.3)	160.4

Other income (expense):
Interest expense, net	(39.6)	(37.6)	(41.0)	(34.9)	(77.2)	(75.9)
Gain (loss) on extinguishment of debt	—	(0.8)	—	4.1	(0.8)	4.1
Other income (expense), net	(0.5)	1.8	(7.7)	(9.4)	1.3	(17.1)
Income (loss) before income taxes	(89.3)	3.3	5.0	66.5	(86.0)	71.5
Income tax benefit (expense)	23.7	(0.3)	(9.6)	(6.7)	23.4	(16.3)
Net income (loss)	(65.6)	3.0	(4.6)	59.8	(62.6)	55.2
Less: net (income) loss attributable to noncontrolling interests	(1.1)	(1.2)	1.5	4.2	(2.3)	5.7
Less: net (income) loss attributable to redeemable noncontrolling interests	—	—	0.2	(42.0)	—	(41.8)
Net income (loss) attributable to ProFrac Holding Corp.	$(66.7)	$1.8	$(2.9)	$22.0	$(64.9)	$19.1
Net income (loss) attributable to Class A common shareholders	$(67.9)	$0.6	$(2.9)	$22.0	$(67.3)	$19.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
(In millions)	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(65.6)	$3.0	$(4.6)	$(62.6)	$55.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	103.4	112.8	108.9	216.2	219.2
Amortization of acquired contract liabilities	(10.9)	(16.5)	(16.5)	(27.4)	(24.6)
Stock-based compensation	2.9	2.1	9.8	5.0	22.9
Loss (gain) on disposal of assets, net	0.3	(1.4)	(0.5)	(1.1)	1.0
Gain on insurance recoveries	(3.2)	—	—	(3.2)	—
Non-cash loss (gain) on extinguishment of debt	—	0.8	—	0.8	(4.1)
Amortization of debt issuance costs	4.4	3.2	6.8	7.6	12.9
Acquisition earnout adjustment	—	—	(3.6)	—	(6.6)
Unrealized loss (gain) on investments, net	1.0	(1.2)	9.3	(0.2)	19.0
Goodwill impairment	67.7	—	—	67.7	—
Deferred tax expense (benefit)	(27.4)	0.2	—	(27.2)	—
Other non-cash items, net	—	—	—	—	0.1
Changes in operating assets and liabilities	40.9	(23.9)	44.1	17.0	92.2
Net cash provided by operating activities	113.5	79.1	153.7	192.6	387.2

Cash flows from investing activities:
Acquisitions, net of cash acquired	(194.4)	—	(12.9)	(194.4)	(456.5)
Investment in property, plant & equipment	(61.9)	(59.9)	(98.1)	(121.8)	(181.3)
Proceeds from sale of assets	22.4	6.6	0.4	29.0	1.4
Proceeds from insurance recoveries	4.4	—	—	4.4	—
Other investments	(2.0)	—	—	(2.0)	—
Net cash used in investing activities	(231.5)	(53.3)	(110.6)	(284.8)	(636.4)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	120.9	—	0.2	120.9	320.2
Repayments of long-term debt	(18.1)	(37.5)	(62.3)	(55.6)	(80.5)
Borrowings from revolving credit agreements	533.1	501.1	457.9	1,034.2	864.6
Repayments of revolving credit agreements	(518.5)	(485.2)	(482.9)	(1,003.7)	(845.9)
Payment of debt issuance costs	(2.3)	(1.1)	(0.1)	(3.4)	(18.5)
Tax withholding related to net share settlement of equity awards	(1.4)	(0.1)	(0.8)	(1.5)	(0.8)
Net cash provided by (used in) financing activities	113.7	(22.8)	(88.0)	90.9	239.1

Net increase (decrease) in cash, cash equivalents, and restricted cash	(4.3)	3.0	(44.9)	(1.3)	(10.1)
Cash, cash equivalents, and restricted cash beginning of period	28.3	25.3	72.7	25.3	37.9
Cash, cash equivalents, and restricted cash end of period	$24.0	$28.3	$27.8	$24.0	$27.8

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Six Months Ended
	June 30	March 31	June 30	March 31	June 30	June 30
(In millions)	2024	2024	2023	2023	2024	2023
Net income (loss)	$(65.6)	$3.0	$(4.6)	$59.8	$(62.6)	$55.2

Interest expense, net	39.6	37.6	41.0	34.9	77.2	75.9
Depreciation, depletion and amortization	103.4	112.8	108.9	110.3	216.2	219.2
Income tax expense (benefit)	(23.7)	0.3	9.6	6.7	(23.4)	16.3
Loss (gain) on disposal of assets, net	0.3	(1.4)	(0.5)	1.5	(1.1)	1.0
Loss (gain) on extinguishment of debt	—	0.8	—	(4.1)	0.8	(4.1)
Acquisition earnout adjustment	—	—	(3.6)	(3.0)	—	(6.6)
Stock-based compensation	2.9	2.1	2.4	2.9	5.0	5.3
Stock-based compensation related to deemed contributions	—	—	7.4	10.2	—	17.6
Provision for credit losses, net of recoveries	—	—	—	0.1	—	0.1
Severance charges	1.1	0.7	—	—	1.8	—
Acquisition and integration costs	2.9	0.2	5.2	12.3	3.1	17.5
Impairment of goodwill	67.7	—	—	—	67.7	—
Gain on insurance recoveries	(3.2)	—	—	—	(3.2)	—
Litigation expenses and accruals for legal contingencies	9.2	4.8	7.4	5.8	14.0	13.2
Unrealized loss (gain) on investments, net	1.0	(1.2)	9.3	9.7	(0.2)	19.0
Adjusted EBITDA	$135.6	$159.7	$182.5	$247.1	$295.3	$429.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Six Months Ended
	June 30	March 31	June 30	March 31	June 30	June 30
(In millions)	2024	2024	2023	2023	2024	2023
Revenues
Stimulation services	$505.6	$517.3	$608.2	$790.2	$1,022.9	$1,398.4
Proppant production	69.5	77.7	109.8	82.2	147.2	192.0
Manufacturing	55.9	43.5	31.1	67.1	99.4	98.2
Other	47.6	41.7	51.7	49.2	89.3	100.9
Total segments	678.6	680.2	800.8	988.7	1,358.8	1,789.5
Eliminations	(99.2)	(98.7)	(91.6)	(131.2)	(197.9)	(222.8)
Total revenues	$579.4	$581.5	$709.2	$857.5	$1,160.9	$1,566.7

Adjusted EBITDA
Stimulation services	$107.3	$125.0	$122.9	$205.7	$232.3	$328.6
Proppant production	25.7	28.4	57.8	41.3	54.1	99.1
Manufacturing	0.1	4.4	3.1	8.0	4.5	11.1
Other	4.4	3.6	(1.3)	(7.9)	8.0	(9.2)
Total segments	137.5	161.4	182.5	247.1	298.9	429.6
Eliminations	(1.9)	(1.7)	—	—	(3.6)	—
Total adjusted EBITDA	$135.6	$159.7	$182.5	$247.1	$295.3	$429.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	June 30	December 31
(In millions)	2024	2023
Current portion of long-term debt	$174.4	$126.4
Long-term debt	1,008.9	923.5
Long-term debt — related party	15.8	18.6
Total debt	1,199.1	1,068.5

Plus: unamortized debt discounts, premiums, and issuance costs	35.3	39.4
Total principal amount of debt	1,234.4	1,107.9

Less: cash and cash equivalents	(24.0)	(25.3)
Net debt	$1,210.4	$1,082.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended
	June 30	March 31
(In millions)	2024	2024
Net cash provided by operating activities	$113.5	$79.1

Investment in property, plant & equipment	(61.9)	(59.9)
Proceeds from sale of assets	22.4	6.6
Free cash flow	$74.0	$25.8